Exhibit 99.1

Inspire Brands to Acquire Dunkin’ Brands in $11.3 Billion Transaction

•	Transaction furthers Inspire’s goal of bringing together a family of complementary, highly differentiated brands

•	Adds iconic Dunkin’ and Baskin-Robbins brands to Inspire’s portfolio, which includes Arby’s, Buffalo Wild Wings, SONIC Drive-In, and Jimmy John’s

•	Combined portfolio will represent: $26 billion in systemwide sales; 31,600+ restaurants in 60+ countries; 600,000 company and franchise team members; 3,200+ franchisees; and more than 25 million loyalty members

Atlanta and Canton, MA – October 30, 2020 – Inspire Brands, Inc. (“Inspire”) and Dunkin’ Brands Group, Inc. (“Dunkin’ Brands”) (NASDAQ: DNKN), parent company of Dunkin’ and Baskin-Robbins, announced today that they have entered into a definitive merger agreement under which Inspire will acquire Dunkin’ Brands for $106.50 per share in cash in a transaction valued at approximately $11.3 billion including the assumption of Dunkin’ Brands’ debt.

Inspire is a multi-brand restaurant company with a current portfolio that includes more than 11,000 Arby’s, Buffalo Wild Wings, SONIC Drive-In, and Jimmy John’s restaurants worldwide. The company’s vision of invigorating great brands and supercharging their long-term growth has made Inspire one of the largest restaurant companies globally, with $15 billion in annual systemwide sales.

Dunkin’ is famous for its combination of high-quality coffees, espresso beverages, baked goods, and breakfast sandwiches served all day with fast, friendly service. Baskin-Robbins, the world’s largest chain of ice cream specialty shops, is known for its variety of “31 flavors” of ice cream, along with their creative ice cream cakes, milkshakes, and ice cream sundaes. Currently there are more than 12,500 Dunkin’ and almost 8,000 Baskin-Robbins restaurants around the world. Following the completion of the transaction, Dunkin’ and Baskin-Robbins will be operated as distinct brands within Inspire.

Under the terms of the merger agreement announced today, which has been unanimously approved by the Boards of Directors of Inspire and Dunkin’ Brands, Inspire will commence a tender offer to acquire all outstanding shares of Dunkin’ Brands for $106.50 per share in cash. This represents a premium of approximately 30% to Dunkin’ Brands’ 30-day volume-weighted average price and a premium of approximately 20% per share to Dunkin’ Brands’ closing stock price on October 23, 2020.

“Dunkin’ and Baskin-Robbins are category leaders with more than 70 years of rich heritage, and together they are two of the most iconic restaurant brands in the world,” said Paul Brown, Co-founder and Chief Executive Officer of Inspire Brands. “By joining Inspire, these brands will add complementary guest experiences and occasions to our current portfolio.

Inspire Brands, Inc.

Three Glenlake Parkway NE, Atlanta, GA 30328 USA

Further, they will strengthen Inspire through their scaled international platform and robust consumer packaged goods licensing infrastructure, as well as add more than 15 million loyalty members. We are excited to welcome Dunkin’ and Baskin-Robbins’ employees, franchisees, and suppliers to the Inspire family.”

“Today’s announcement is a testament to our world-class group of franchisees, licensees, employees, and suppliers who have worked together to transform Dunkin’ and Baskin-Robbins into modern, relevant brands. This team’s grit and determination has enabled us to deliver outsized performance and made our brands among the most elite in the quick service industry. I am particularly proud of our actions since March of this year. During the global pandemic, we have stood tall. We’ve had each other’s backs and are now stronger than ever,” said Dave Hoffmann, Chief Executive Officer of Dunkin’ Brands. “We are excited to bring meaningful value to shareholders who have been with us on this journey and believe that Inspire Brands, a preeminent operator of franchised restaurant concepts, will continue to drive growth for our franchisees while remaining true to all that is unique and special about the Dunkin’ and Baskin-Robbins brands.”

Transaction Details

The closing of the tender offer will be subject to certain conditions, including the tender of shares representing at least a majority of the total number of Dunkin’ Brands’ outstanding shares, the expiration or termination of the antitrust waiting period, and other customary conditions. Following the successful completion of the tender offer, Inspire will acquire all remaining shares not tendered in the tender offer through a second-step merger at the same price. The transaction is expected to close by the end of 2020.

Advisors

Barclays is serving as financial advisor to Inspire and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as its legal counsel. BofA Securities, Inc. is serving as exclusive financial advisor to Dunkin’ Brands and Ropes & Gray LLP is serving as its legal counsel.

About Inspire Brands

Inspire Brands is a multi-brand restaurant company whose current portfolio includes more than 11,000 Arby’s, Buffalo Wild Wings, SONIC Drive-In, Rusty Taco, and Jimmy John’s restaurants worldwide. The company was founded in 2018 and is headquartered in Atlanta, Georgia. Inspire is majority-owned by affiliates of Roark Capital. For more information, visit InspireBrands.com.

About Dunkin’ Brands Group, Inc.

With more than 20,000 points of distribution in more than 60 countries worldwide, Dunkin’ Brands Group, Inc. (Nasdaq: DNKN) is one of the world’s leading franchisors of quick service restaurants (QSR) serving hot and cold coffee and baked goods, as well as hard-serve ice cream. At the end of the third quarter of fiscal year 2020, Dunkin’ Brands’ 100 percent franchised business model included over 12,500 Dunkin’ restaurants and almost 8,000 Baskin-Robbins restaurants. Dunkin’ Brands Group, Inc. is headquartered in Canton, Mass.

Inspire Brands, Inc.

Three Glenlake Parkway NE, Atlanta, GA 30328 USA

Important Information

The tender offer for the outstanding shares of Dunkin’ Brands common stock has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Dunkin’ Brands common stock. The solicitation and offer to buy shares of Dunkin’ Brands common stock will only be made pursuant to the tender offer materials that Inspire intends to file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, Inspire will file a tender offer statement on Schedule TO with the SEC, and Dunkin’ Brands will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. DUNKIN’ BRANDS’ STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Both the tender offer statement and the solicitation/recommendation statement will be mailed to Dunkin’ Brands’ stockholders free of charge. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s web site at www.sec.gov, by contacting by contacting Dunkin’ Brands Investor Relations either by telephone at 781-737-3200, e-mail at Investor.Relations@DunkinBrands.com or on Dunkin’ Brands’ website at www.dunkinbrands.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements and projections within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Generally, these statements may be identified by the use of words such as “expect,” “intend,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words and include, among other things, statements about the potential benefits of the proposed transaction, the prospective performance and outlook of the surviving company’s business, performance and opportunities, the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction. Forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions, estimates and projections concerning future events and do not constitute guarantees of future performance. These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other important factors, many of which are outside management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. In particular, some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements include, among others: (i) uncertainties as to the timing and expected financing of the tender offer; (ii) the risk that the proposed transaction may not be completed in a timely

Inspire Brands, Inc.

Three Glenlake Parkway NE, Atlanta, GA 30328 USA

manner or at all; (iii) the possibility that competing offers or acquisition proposals for the Dunkin’ Brands will be made; (iv) uncertainty surrounding how many of Dunkin’ Brands’ stockholders will tender their shares in the tender offer; (v) the possibility that any or all of the various conditions to the consummation of the tender offer may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (vi) the possibility of business disruptions due to transaction-related uncertainty; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (viii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) Inspire’s ability to integrate the business of Dunkin’ Brands; (x) Inspire’s level of leverage and debt, including covenants that restrict the operation of its business; (xi) Inspire’s ability to service outstanding debt or obtain additional financing; and (xii) other factors as set forth from time to time in Dunkin’ Brands’ filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as the tender offer statement, solicitation/recommendation statement and other tender offer documents that will be filed by Inspire and Dunkin’ Brands, as applicable. Therefore, you should not place undue reliance on such forward-looking statements. All forward-looking statements are based on information available to management on the date of this communication, and we assume no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Media Contacts

For Inspire Brands:

Christopher Fuller, Chief Communications Officer

Press@InspireBrands.com

For Dunkin’ Brands:

Karen Raskopf, Chief Communications and Sustainability Officer

Press@DunkinBrands.com

781-737-5200

Investor Contacts

For Dunkin’ Brands:

Stacey Caravella, Senior Director – Investor Relations

Investor.Relations@DunkinBrands.com

781-737-3200

Inspire Brands, Inc.

Three Glenlake Parkway NE, Atlanta, GA 30328 USA